Exhibit 99.1

Rapid7 Acquires Logentries; Adds Machine Data Search to Its Leading Security Data and Analytics Platform

New Search and Forensics Capabilities Complement Rapid7’s Existing Intruder Analytics Offerings for Incident Detection and Response

Boston, MA – October 13, 2015 – Rapid7, Inc. (NASDAQ: RPD), a leading provider of security data and analytics solutions, today announced it has acquired RevelOps, Inc. d/b/a Logentries (Logentries), a leading provider of machine data search technology. With the addition of Logentries’ world class, cloud-based log management and search, Rapid7 will enable information security teams to solve a full range of security challenges, deeply investigate incidents, and more efficiently achieve their compliance requirements. Rapid7 acquired Logentries for an aggregate purchase price of approximately $68 million, consisting of approximately $36 million in cash and $32 million in Rapid7 equity.

“We’re thrilled to add Logentries’ technology and team to Rapid7. The disruptive combination of Rapid7’s industry-leading data collection and security analytics and Logentries’ compelling machine data search technology, enables customers to better understand and quickly respond to risk in their IT environment,” said Corey Thomas, president and chief executive officer of Rapid7. “This is a natural progression of our security data and analytics platform, complementing our value proposition and accelerating our time to market.”

Customers need solutions that can quickly cut through the noise to deliver valuable information about activity in their IT environment. Today, Rapid7 offers one of the broadest and deepest collections of data, from the endpoint to the cloud. With this robust data collection and packaged analytics, Rapid7 enables security teams to quickly and accurately assess and act to reduce risk, identify and respond to threat actors on the network, and consistently improve their security posture.

Logentries’ innovative technology provides a powerful cloud-based solution for searching, visualizing, and analyzing machine data and logs. Built-in tagging, alerting, and reporting make it easy for customers to maintain a proactive view of their environment and identify anomalous events. Logentries’ scalable, cost-effective architecture enables users to store and search structured, semi-structured, and unstructured data in real time – in some cases five-to-ten times faster than competing solutions – and at a lower cost.

The acquisition of Logentries accelerates Rapid7’s product roadmap, adding machine data search, forensics, and compliance capabilities that complement and build upon Rapid7’s core technology leadership and market strengths around threat exposure management, and incident detection, investigation, and analytics.

Andrew Burton, chief executive officer of Logentries commented, “Rapid7’s leading position in the security data and analytics market gives us the opportunity to reach an evolving and expanding market that is looking for lower cost access to machine data, along with advanced security data collection and analytics.”

Logentries is headquartered in Boston, Massachusetts, with a talented research and development team based in Dublin, Ireland. Logentries serves more than 3,000 customers in over 65 countries across a diverse set of industries. Logentries has approximately 70 employees, nearly all of whom joined Rapid7, including all of the engineering and development professionals in Dublin. Rapid7 will continue to build this team and invest in its presence in Ireland.

Acquisition Details and Financial Impact

The acquisition of Logentries was completed on October 13, 2015 for an aggregate purchase price of approximately $68 million, consisting of approximately $36 million in cash from Rapid7’s balance sheet, the issuance of approximately 1.3 million unregistered shares of Rapid7 common stock, and the assumption of vested options, which became exercisable for approximately 0.2 million shares of Rapid7 common stock.

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“In addition to the strong technology and business fit between Logentries and Rapid7, we’re excited to add their unique technology and drive new offerings that are expected to be accretive to Rapid7’s growth rate,” said Steven Gatoff, chief financial officer of Rapid7. “We anticipate the acquisition of Logentries driving an incremental $10-12 million in billings in 2016. Importantly, we do not expect the acquisition to have a material impact on the overall timing of our attainment of positive operating cash flow or on non-GAAP profitability breakeven.”

Rapid7 expects the acquisition of Logentries to be neutral to operating cash flow in the second half of 2016 and to be accretive to operating cash flow, non-GAAP operating income and non-GAAP earnings per share in 2017 and beyond.

For 2016, Rapid7 expects the acquisition to contribute approximately $4 million to $5 million in revenue, be dilutive to non-GAAP operating loss and non-GAAP loss per share by approximately $4 million to $5 million and $0.07 to $0.09, respectively.

For the fourth quarter of 2015, Rapid7 expects the acquisition to contribute approximately $1.5 million in incremental billings and approximately $0.5 million in revenue and to be dilutive to non-GAAP operating loss and non-GAAP loss per share by approximately $2.5 million to $3 million and $0.06 to $0.07, respectively.

In order to induce Logentries’ employees to join and to retain and incentivize them going forward, Rapid7 has granted 910,812 shares of restricted common stock to 39 individuals who became employees of Rapid7 or one of its subsidiaries upon the closing of the acquisition. These awards were approved by the compensation committee of Rapid7’s board of directors, and were issued on October 13, 2015 under and pursuant to the terms of Rapid7’s 2015 Equity Incentive Plan, as amended (the “Plan”).

As required by NASDAQ Marketplace Rule 5635(c)(4), Rapid7 has today announced these new employee inducement grants, which were made under a separate share reserve under the Plan designated for awards to be made to new employees of Rapid7 as an inducement material to such persons entering into employment with Rapid7 that was not approved by Rapid7’s stockholders. The inducement awards described above vest over a one to three year period, with the first vesting date occurring on the six month anniversary of the closing of the acquisition and quarterly thereafter. Certain of these awards are subject to possible accelerated vesting under certain circumstances.

Today’s Conference Call and Webcast Information

Rapid7 will host a conference call today to discuss the acquisition of Logentries at 5:00 p.m. Eastern Time. The call will be accessible by telephone at 888-223-4580 (domestic) or 303-223-2683 (international). The call will also be available live via webcast on the company’s web site at http://investors.rapid7.com. A telephone replay of the conference call will be available at 800-633-8284 or 402-977-9140 (access code 21779435) until October 16, 2015. A webcast replay will be available at http://investors.rapid7.com.

About Rapid7

Rapid7 is a leading provider of security data and analytics solutions that enable organizations to implement an active, analytics-driven approach to cyber security. We combine our extensive experience in security data and analytics and deep insight into attacker behaviors and techniques to make sense of the wealth of data available to organizations about their IT environments and users. Our solutions empower organizations to prevent attacks by providing visibility into vulnerabilities and to rapidly detect compromises, respond to breaches, and correct the underlying causes of attacks. Rapid7 is trusted by more than 4,150 organizations across 90 countries, including 34% of the Fortune 1000. To learn more about Rapid7 or get involved in our threat research, visit www.rapid7.com.

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About Logentries

Logentries provides a powerful cloud-based solution for collecting, searching, visualizing, and analyzing machine data and logs. The scalable and cost-effective architecture enables users to store and search structured, semi-structured, and unstructured data in real time – in some cases five to ten times faster than competing solutions. Logentries’ unique approach is very efficient for customers, and the user interface makes it easy to learn and use. Logentries serves more than 3,000 customers in over 65 countries across a diverse set of industries.

Non-GAAP Financial Measures

Rapid7 believes that the use of prospective non-GAAP operating loss and non-GAAP loss per share is helpful to our investors. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP, and non-GAAP financial measures as used by us may not be comparable to similarly titled amounts used by other companies. Quantitative reconciliations of the prospective non-GAAP measures included herein to the most directly comparable U.S. GAAP financial measures have not been provided. Not all of the information necessary for quantitative reconciliations is available to Rapid7 at this time without unreasonable efforts.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding the anticipated benefits of the acquisition of Logentries and the future performance of the combined business, the expected billings, revenue and cost contributions of the acquired business, our future financial and business performance for the fourth quarter and full-year 2015, technical innovations, market opportunity and plans and objectives for future operations, are forward-looking statements. The words “anticipate,” believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, the ability of our products and professional services to correctly detect vulnerabilities, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to operate in compliance with applicable laws and the risks and uncertainties set forth in the “Risk Factors” section of our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the quarterly period ended June 30, 2015, and subsequent reports that we file with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Contacts:

Rapid7 Investor Relations:

+1 (857) 415-4419

investors@rapid7.com

Rapid7 Media Relations:

+1 (857) 288-7438

press@rapid7.com

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